Exhibit 99.1

Ceridian Reports Fourth Quarter and Full Year 2018 Results

•	Fourth quarter 2018 Cloud revenue of $148.3 million, up 27.5% year-over-year
•	Fourth quarter 2018 total revenue of $200.3 million, up 9.8% year-over-year
•	Excluding the effect of foreign currency fluctuations, fourth quarter 2018 Cloud revenue increased 29.6%, and fourth quarter total revenue increased 11.3% year-over-year
•	Fourth quarter 2018 operating profit of $21.5 million, up 33.5% year-over-year
•	Fourth quarter 2018 Adjusted EBITDA of $43.5 million, up 22.2% year-over-year

•	Full year 2018 Cloud revenue of $534.3 million, up 32.2% year-over-year
•	Full year 2018 total revenue of $746.4 million, up 11.3% year-over-year
•	Excluding the effect of foreign currency fluctuations, full year 2018 Cloud revenue increased 32.3%, and full year 2018 total revenue increased 11.3% year-over-year
•	Full year 2018 operating profit of $52.8 million, up 60.0% year-over-year
•	Full year 2018 Adjusted EBITDA of $157.1 million, up 33.4% year-over-year

Minneapolis, MN and Toronto, ON, February 6, 2019 - Ceridian HCM Holding Inc. (“Ceridian” or the “Company”) (NYSE:CDAY) (TSX:CDAY), a global human capital management (“HCM”) software company, announced today its financial results for the fourth quarter and year ended December 31, 2018. All financial results are reported in U.S. dollars unless otherwise stated. A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

“We are pleased with the results from the fourth quarter of 2018, which was a strong ending to a great year for Ceridian” said David Ossip, Chairman and Chief Executive Officer of Ceridian. “Revenue from Dayforce, our flagship cloud HCM platform, grew 34% to $122.6 million, and we now have 3,718 customers live on the Dayforce platform, a net increase of 253 customers from the third quarter of 2018, and a net increase of 717 customers year-over-year.  We now have more than 3.1 million active users on the Dayforce platform.”

Arthur Gitajn, Executive Vice President and Chief Financial Officer of Ceridian, added, “We achieved solid revenue growth in the quarter despite currency headwinds.  On a constant currency basis, Ceridian’s total revenue grew 11.3%, Cloud revenue grew 29.6%, and Dayforce revenue grew 35.5% during the fourth quarter of 2018 compared to the fourth quarter of 2017.”

Financial Highlights for the Fourth Quarter and Full Year 2018

Revenue

•

Dayforce revenue increased 34.3% to $122.6 million for the fourth quarter of 2018 and 38.5% to $443.0 million for the full year of 2018, both as compared with the same periods in 2017.  Excluding the effect of foreign currency fluctuations, Dayforce revenue increased 35.5% for the fourth quarter of 2018 and 38.5% for the full year of 2018, both as compared with the same periods in 2017.

•

Cloud revenue, which includes both Dayforce and Powerpay, increased 27.5% to $148.3 million for the fourth quarter of 2018 and 32.2% to $534.3 million for the full year of 2018, both as compared with the same periods in 2017.  Excluding the effect of foreign currency fluctuations, Cloud revenue increased 29.6% for the fourth quarter of 2018 and 32.3% for the full year of 2018, both as compared with the same periods in 2017.

•

Total revenue, which includes revenue from both our Cloud and Bureau solutions, increased 9.8% to $200.3 million for the fourth quarter of 2018 and 11.3% to $746.4 million for the full year of 2018, both as compared with the same periods in 2017.  Excluding the effect of foreign currency fluctuations, total revenue increased 11.3% for the fourth quarter of 2018 and 11.3% for the full year of 2018, both as compared with the same periods in 2017.

Operating Profit and Adjusted EBITDA

•

Operating profit increased 33.5% to $21.5 million for the fourth quarter of 2018 and 60.0% to $52.8 million for the full year of 2018, both as compared with the same periods in 2017.  Excluding the impact of $26.6 million in transaction expenses associated with our IPO, debt refinancing, and secondary offering, operating profit would have been $79.4 million for the full year of 2018.

•	Adjusted EBITDA increased 22.2% to $43.5 million for the fourth quarter of 2018 and 33.4% to $157.1 million for the full year of 2018, both as compared with the same periods in 2017.

Net Income (Loss) and Net Income (Loss) Per Share

•

Income from continuing operations was $10.8 million for the fourth quarter of 2018, compared to income from continuing operations of $47.7 million for the fourth quarter of 2017, which included a $59.4 million tax benefit associated with the enactment of the Tax Cuts and Jobs Act.  Income from continuing operations before income taxes was $12.7 million for the fourth quarter of 2018, compared to a loss from continuing operations before income taxes of $5.7 million for the fourth quarter of 2017.  Basic and diluted net income per share from continuing operations attributable to Ceridian was $0.08 and $0.07 for the fourth quarter of 2018 based on 138.7 million basic and 145.4 million diluted weighted average common shares outstanding, respectively. Basic and diluted net income per share from continuing operations attributable to Ceridian was $0.67 and $0.39 for the fourth quarter of 2017, based on 65.3 million basic and 110.9 million diluted weighted average common shares outstanding, respectively.

•

Loss from continuing operations was $38.1 million for the full year of 2018, compared to a loss from continuing operations of $4.5 million for the full year of 2017, which included a $59.4 million tax benefit associated with the enactment of the Tax Cuts and Jobs Act.  Loss from continuing operations before income taxes was $30.4 million for the full year of 2018, compared to loss from continuing operations before income taxes of $54.1 million for the full year of 2017. Basic and diluted net loss per share from continuing operations attributable to Ceridian was $(0.40) for the full year of 2018 based on 114.0 million basic and diluted weighted average common shares outstanding. Basic and diluted net loss per share from continuing operations attributable to Ceridian was $(0.36) for the full year of 2017, based on 65.2 million basic and diluted weighted average common shares outstanding.

Balance Sheet

•	Cash and cash equivalents were $217.8 million as of December 31, 2018, an increase of $123.6 million compared to $94.2 million as of December 31, 2017.
•	Total debt was $670.3 million as of December 31, 2018, a reduction of $449.5 million compared to $1,119.8 million as of December 31, 2017.

Key Metrics

•	Ceridian’s annual Cloud revenue retention rate was 96.3% for the year ended December 31, 2018, compared to 97.0% for the year ended December 31, 2017.
•

Ceridian’s Cloud annualized recurring revenue (“ARR”) was $506.2 million for the year ended December 31, 2018, an increase of 29.5%, or $115.2 million, compared to ARR for the year ended December 31, 2017.

Dayforce Live Customer Count

•	3,718 Dayforce customers were live on the Dayforce platform at the end of 2018, a net increase of 717 customers as compared to 3,001 Dayforce customers at the end of 2017.

ASC 606 Adoption

•

Management will adopt Accounting Standards Update (“ASU”) No. 2014-09, which replaces all existing revenue accounting guidance with Accounting Standards Codification Topic 606 (“ASC 606”), “Revenue from Contracts with Customers,” beginning in the first quarter of 2019, using the retrospective method for adoption. The new standard will result in changes to the classification and timing of Ceridian’s revenue recognition. Specifically, revenue classified as professional services and other revenue will increase and revenue classified as recurring services revenue will be reduced under the new standard, as compared to current GAAP. Further, the new standard will result in changes to the timing of Ceridian’s revenue recognition compared to current GAAP. In compliance with the new standard, a contract asset will be reflected on the consolidated balance sheets and will be amortized over the contract period, which is generally three years. Ceridian will have changes to the timing of certain incremental selling, general, and administrative expenses, as the new standard will also require capitalizing and amortizing certain selling expenses, such as commissions and bonuses paid to the sales force. These sales expenses will be amortized over the period of benefit, generally five years.

•

We have included in the financial schedules attached to this press release the retrospective financial impacts to the specific revenue and operating profit (loss) line items, as well as our fully adjusted financial results reflecting the adoption of ASC 606 retrospectively for the quarterly periods ended in fiscal years 2017 and 2018.

Business Outlook

Based on information available as of February 6, 2019, Ceridian is issuing guidance for the first quarter and full year of 2019 as indicated below. Please note that this guidance reflects the January 1, 2019, adoption of ASU No. 2014-09, ASC 606. Furthermore, this guidance reflects a $1.30 Canadian dollar to $1.00 U.S. dollar foreign exchange rate.

Full Year 2019

•	Cloud revenue is expected to be in the range of $655.0 million to $660.0 million.
•	Total revenue is expected to be in the range of $810.0 million to $815.0 million.
•	Adjusted EBITDA is expected to be in the range of $182.0 million to $187.0 million.

First Quarter 2019

•	Cloud revenue is expected to be in the range of $154.0 million to $156.0 million.
•	Total revenue is expected to be in the range of $203.0 million to $205.0 million.
•	Adjusted EBITDA is expected to be in the range of $46.0 million to $48.0 million.

We have not reconciled the Adjusted EBITDA ranges for the first quarter of 2019 or the full fiscal year of 2019 to the directly comparable GAAP financial measure because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense, changes in foreign currency exchange rates, and other items.

Conference Call Details

Ceridian will host a conference call on February 6, 2019 at 5:00 p.m. Eastern Time to discuss the financial results for the fourth quarter and fiscal year of 2018. Those wishing to participate via the webcast should access the call through Ceridian’s Investor Relations website at https://investors.ceridian.com. Those wishing to participate via the telephone may dial in at 877-701-0459 (USA) or 647-689-5466 (International). The conference call replay will be available via webcast through Ceridian’s Investor Relations website at https://investors.ceridian.com.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, our flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. Our platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Use of Non-GAAP Financial Measures

We use certain non-GAAP financial measures in this release including Adjusted EBITDA, Adjusted EBITDA margin, revenue growth in a constant currency, revenue retention rate, and ARR. We believe that Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate our overall operating performance. Adjusted EBITDA is a component of our management incentive plan and Adjusted EBITDA and Adjusted EBITDA margin are used by management to assess performance and to compare our operating performance to our competitors. We define Adjusted EBITDA as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude net income or loss from discontinued operations, sponsor management fees, non-cash charges for asset impairments, gains or losses on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, share-based compensation expense, severance charges, restructuring consulting fees, transaction costs, and environmental reserve charges. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue. Management believes that Adjusted EBITDA and Adjusted EBITDA margin are helpful in highlighting management performance trends because Adjusted EBITDA and Adjusted EBITDA margin exclude the results of decisions that are outside the normal course of our business operations.

Our presentation of Adjusted EBITDA and Adjusted EBITDA margin are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to operating profit (loss), net income (loss), earnings per share, or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed to imply that our future results will be unaffected by similar items to those eliminated in this presentation. Adjusted EBITDA and Adjusted EBITDA margin are included in this discussion because they are key metrics used by management to assess our operating performance.

Adjusted EBITDA and Adjusted EBITDA margin are not defined under GAAP, are not measures of net income, operating income, or any other performance measures derived in accordance with GAAP, and are subject to important limitations. Our use of the terms Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA margin have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect any charges for the assets being depreciated and amortized that may need to be replaced in the future;
•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect the impact of share-based compensation upon our results of operations;

•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect our income tax expense or the cash requirements to pay our income taxes.

In evaluating Adjusted EBITDA and Adjusted EBITDA margin, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

We present revenue growth in a constant currency to assess how our underlying businesses performed, excluding the effect of foreign currency rate fluctuations, which we believe is useful to management and investors. We calculate percentage change in revenue on a constant currency basis by applying a fixed rate of $1.30 Canadian dollar to $1.00 U.S. dollar foreign exchange rate to revenues originally booked in Canadian dollars for all applicable historical periods.

Our annual Cloud revenue retention rate measures the percentage of revenues that we retain from our existing Cloud customers. We use this retention rate as an indicator of customer satisfaction and future revenues. We calculate the annual Cloud revenue retention rate as a percentage, where the numerator is the Cloud annualized recurring revenue for the prior year, less the Cloud annualized recurring revenue from lost Cloud customers during that year; and the denominator is the Cloud annualized recurring revenue for the prior year. We set annual targets for Cloud revenue retention rate and monitor progress toward those targets on a quarterly basis by reviewing known customer losses and anticipated future customer losses. Our Cloud revenue retention rate may fluctuate as a result of a number of factors, including the mix of Cloud solutions used by customers, the level of customer satisfaction, and changes in the number of users live on our Cloud solutions.  We have not reconciled the annual Cloud revenue retention rate because there is no directly comparable GAAP financial measure.

We derive the majority of our Cloud revenues from recurring fees, primarily PEPM subscription charges. We also derive recurring revenue from fees related to the rental and maintenance of clocks, charges for once-a-year services, such as year-end tax statements, and investment income on our customer funds held in trust before such funds are remitted to taxing authorities, customer employees, or other third parties. To calculate Cloud ARR, we start with recurring revenue at year end, subtract the once-a-year charges, annualize the revenue for customers live for less than a full year to reflect the revenue that would have been realized if the customer had been live for a full year, and add back the once-a-year charges. We set annual targets for Cloud ARR and monitor progress toward those targets on a quarterly basis.  We have not reconciled the Cloud ARR because there is no directly comparable GAAP financial measure.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to first quarter and full year fiscal 2019 total revenue, Cloud revenue and Adjusted EBITDA, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). These risks and uncertainties include, but are not limited to, the following: our inability to attain or to maintain profitability; significant competition for our solutions; our inability to continue to develop or to sell our existing Cloud solutions; our inability to manage our growth effectively; the risk that we may not be able to successfully migrate our Bureau customers to our Cloud solutions or to offset the decline in Bureau revenue with Cloud revenue; the market for enterprise cloud computing develops slower than we expect or declines; efforts to increase use of our Cloud solutions and our other applications may not succeed; we fail to provide enhancements and new features and modifications to our solutions; we fail to comply with the FTC’s ongoing consent order regarding data protection; system interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise our information; our failure to comply with applicable privacy, security and data laws, regulations and standards; changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations; we are unable to successfully expand our current offerings into new markets or further penetrate existing markets; we are unable to meet the more complex configuration and integration demands of our large customers; our customers declining to renew their agreements with us or renewing at lower performance fee levels; we fail to manage our technical operations infrastructure; we are unable to maintain necessary fourth party licenses or errors; our inability to protect our intellectual property rights, proprietary technology, information, processes, and know-how; we fail to keep pace with rapid technological changes and evolving industry standards; changes in laws and regulations related to the Internet or changes in the Internet infrastructure itself and general economic, political and market forces beyond our control. Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; our implementation capabilities and cycle times remain stable; foreign exchange rates, specifically USD to CAD, remain stable at, or near, current rates; we will be able to maintain our relationships with our employees, customers and partners; we will continue to attract qualified personnel to support our development requirements and the support of our new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on the Company. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Ceridian HCM Holding Inc.

Consolidated Balance Sheets

(Dollars in millions, except share data)

	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$217.8	$94.2
Trade and other receivables, net	69.9	66.6
Prepaid expenses	40.3	36.4
Assets of discontinued operations	—	156.2
Other current assets	2.0	5.3
Total current assets before customer trust funds	330.0	358.7
Customer trust funds	2,603.5	4,099.7
Total current assets	2,933.5	4,458.4
Property, plant, and equipment, net	104.4	102.0
Goodwill	1,927.4	1,961.0
Other intangible assets, net	187.5	206.5
Other assets	1.6	2.0
Total assets	$5,154.4	$6,729.9
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$6.8	$—
Accounts payable	41.5	44.4
Accrued interest	0.1	15.9
Deferred revenue	17.2	14.0
Employee compensation and benefits	54.5	68.8
Liabilities of discontinued operations	0.2	19.6
Other accrued expenses	23.6	15.0
Total current liabilities before customer trust funds obligations	143.9	177.7
Customer trust funds obligations	2,619.7	4,105.5
Total current liabilities	2,763.6	4,283.2
Long-term debt, less current portion	663.5	1,119.8
Employee benefit plans	153.3	152.4
Other liabilities	42.0	45.5
Total liabilities	3,622.4	5,600.9
Commitments and contingencies
Stockholders’ equity:
Senior preferred stock, $0.01 par, 70,000,000 shares authorized, 16,802,144 shares issued and outstanding as of December 31, 2017	—	184.8
Junior preferred stock, $0.01 par, 70,000,000 shares authorized, 58,244,308 shares issued and outstanding as of December 31, 2017	—	0.6
Common stock, $0.01 par, 500,000,000 shares authorized, 139,453,710 shares issued and outstanding as of December 31, 2018, and 150,000,000 shares authorized, 65,285,962 shares issued and outstanding as of December 31, 2017	1.4	0.7
Additional paid in capital	2,325.6	1,565.4
Accumulated deficit	(419.3)	(348.2)
Accumulated other comprehensive loss	(375.7)	(312.1)
Total stockholders’ equity	1,532.0	1,091.2
Noncontrolling interest	—	37.8
Total equity	1,532.0	1,129.0
Total liabilities and equity	$5,154.4	$6,729.9

Ceridian HCM Holding Inc.

Consolidated Statements of Operations

(Dollars in millions, except share and per share data)

	Year Ended December 31,
	2018	2017	2016
	(unaudited)
Revenue:
Recurring services	$652.5	$598.5	$558.5
Professional services and other	93.9	72.3	64.9
Total revenue	746.4	670.8	623.4
Cost of revenue:
Recurring services	200.3	196.8	214.4
Professional services and other	132.2	135.8	115.6
Product development and management	59.0	43.6	43.3
Depreciation and amortization	34.3	31.3	23.1
Total cost of revenue	425.8	407.5	396.4
Gross profit	320.6	263.3	227.0
Costs and expenses:
Selling, general and administrative	270.7	223.0	225.3
Other (income) expense, net	(2.9)	7.3	12.9
Operating profit (loss)	52.8	33.0	(11.2)
Interest expense, net	83.2	87.1	87.4
Loss from continuing operations before income taxes	(30.4)	(54.1)	(98.6)
Income tax expense (benefit)	7.7	(49.6)	6.7
Loss from continuing operations	(38.1)	(4.5)	(105.3)
(Loss) income from discontinued operations	(25.8)	(6.0)	12.5
Net loss	(63.9)	(10.5)	(92.8)
Net (loss) income attributable to noncontrolling interest	(0.5)	(1.3)	0.1
Net loss attributable to Ceridian	$(63.4)	$(9.2)	$(92.9)
Net loss per share attributable to Ceridian- basic and diluted	$(0.62)	$(0.46)	$(1.65)
Weighted-average shares used to compute net loss per share attributable to Ceridian- basic and diluted	114,049,682	65,204,960	64,988,338

Ceridian HCM Holding Inc.

Consolidated Statements of Comprehensive (Loss) Income

(Dollars in millions)

	Year Ended December 31,
	2018	2017	2016
	(unaudited)
Net loss	$(63.9)	$(10.5)	$(92.8)
Items of other comprehensive income (loss) before income taxes:
Change in foreign currency translation adjustment	(47.4)	39.7	24.4
Change in unrealized loss from invested customer trust funds	(10.5)	(17.3)	(10.2)
Change in pension liability adjustment	(7.6)	13.8	13.6
Other comprehensive (loss) income before income taxes	(65.5)	36.2	27.8
Income tax (benefit) expense, net	(1.2)	(3.6)	0.6
Other comprehensive (loss) income after income taxes	(64.3)	39.8	27.2
Comprehensive (loss) income	(128.2)	29.3	(65.6)
Comprehensive loss attributable to noncontrolling interest	(0.5)	(0.9)	(0.5)
Comprehensive (loss) income attributable to Ceridian	$(127.7)	$30.2	$(65.1)

Ceridian HCM Holding Inc.

Consolidated Statements of Cash Flows

(Dollars in millions)

	Year Ended December 31,
	2018	2017	2016
	(unaudited)
Net loss	$(63.9)	$(10.5)	$(92.8)
Loss (income) from discontinued operations	25.8	6.0	(12.5)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income tax benefit	(16.8)	(62.3)	(8.3)
Depreciation and amortization	56.6	53.8	53.2
Asset impairment	—	—	10.4
Amortization of debt issuance costs and debt discount	2.1	3.7	3.5
Loss on debt extinguishment	25.7	—	—
Net periodic pension and postretirement cost	2.7	1.5	3.0
Share-based compensation	23.2	16.1	12.5
Environmental reserve	—	—	5.9
Other	0.3	(0.5)	1.2
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	(5.3)	5.3	(5.8)
Prepaid expenses and other current assets	(4.6)	(6.9)	1.1
Accounts payable and other accrued expenses	(3.2)	0.1	(4.4)
Deferred revenue	3.5	2.6	(1.8)
Employee compensation and benefits	(22.1)	(26.1)	(49.1)
Accrued interest	(15.7)	(4.8)	(0.2)
Accrued taxes	8.4	(6.7)	14.7
Other assets and liabilities	(2.8)	(0.7)	(3.8)
Net cash provided by (used in) operating activities - continuing operations	13.9	(29.4)	(73.2)
Net cash used in operating activities - discontinued operations	(1.2)	(10.4)	(2.3)
Net cash provided by (used in) operating activities	12.7	(39.8)	(75.5)
Cash Flows from Investing Activities
Purchase of customer trust funds marketable securities	(855.2)	(598.5)	(699.7)
Proceeds from sale and maturity of customer trust funds marketable securities	844.3	610.2	677.6
Net change in restricted cash and other restricted assets held to satisfy customer trust funds obligations	1,430.3	(367.8)	677.8
Expenditures for property, plant, and equipment	(11.2)	(17.5)	(7.4)
Expenditures for software and technology	(32.2)	(33.1)	(25.5)
Net proceeds from divestitures	—	(0.5)	101.6
Net cash provided by (used in) investing activities - continuing operations	1,376.0	(407.2)	724.4
Net cash (used in) provided by investing activities - discontinued operations	—	(0.2)	38.6
Net cash provided by (used in) investing activities	1,376.0	(407.4)	763.0
Cash Flows from Financing Activities
(Decrease) increase in customer trust funds obligations, net	(1,419.4)	356.1	(655.7)
Net proceeds from issuance of common stock	595.0	78.4	75.0
Proceeds from issuance of common stock upon exercise of stock options	45.8	—	—
Repurchase of stock	—	(1.8)	—
Proceeds from debt issuance	680.0	—	—
Repayment of long-term debt obligations	(1,134.0)	(25.9)	(11.8)
Payment of debt refinancing costs	(23.3)	—	—
Net cash (used in) provided by financing activities—continuing operations	(1,255.9)	406.8	(592.5)
Net cash used in financing activities—discontinued operations	—	—	(38.2)
Net cash (used in) provided by financing activities	(1,255.9)	406.8	(630.7)
Effect of Exchange Rate Changes on Cash	(9.7)	8.6	1.3
Net increase (decrease) in cash and equivalents	123.1	(31.8)	58.1
Elimination of cash from discontinued operations	0.5	5.2	(0.5)
Cash and equivalents at beginning of period	94.2	120.8	63.2
Cash and equivalents at end of period	$217.8	$94.2	$120.8
Supplemental Cash Flow Information:
Cash paid for interest	$74.5	$89.7	$84.9
Cash paid for income taxes	$21.1	$21.3	$14.8
Cash received from income tax refunds	$4.4	$1.9	$0.2

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017	2016
Operating profit (loss)	$21.5	$16.1	$52.8	$33.0	$(11.2)
Depreciation and amortization	14.2	14.1	56.6	53.8	53.2
EBITDA from continuing operations (1)	35.7	30.2	109.4	86.8	42.0
Sponsorship management fees (2)	—	0.4	12.0	1.9	5.0
Asset impairments	—	—	—	—	10.2
Intercompany foreign exchange (gain) loss	(0.4)	0.4	(2.9)	7.4	(3.4)
Share-based compensation (3)	5.2	3.3	24.7	16.1	12.5
Severance charges (4)	1.3	1.3	5.4	5.6	8.4
Restructuring consulting fees (5)	1.7	—	4.8	—	4.9
Environmental reserve charges (6)	—	—	—	—	5.9
Transaction costs (7)	—	—	3.7	—	—
Adjusted EBITDA	$43.5	$35.6	$157.1	$117.8	$85.5
Adjusted EBITDA margin	21.7%	19.5%	21.0%	17.6%	13.7%

(1)	We define EBITDA from continuing operations as net income or loss before interest, taxes, depreciation and amortization, and net income or loss from discontinued operations.
(2)

Represents expenses related to management, monitoring, consulting, transaction, and advisory fees and related expenses paid to the affiliates of our Sponsors pursuant to the management agreement with THL Managers VI, LLC and Cannae Holdings, LLC. In April 2018, the management agreements terminated upon consummation of our initial public offering (“IPO”). Upon termination, the management agreements provided that we pay a termination fee equal to the net present value of the management fee for a seven-year period, which was $11.3 million.

(3)

Share-based compensation expense during the year ended December 31, 2018 includes $8.1 million of expense recognized upon meeting the performance criteria of stock appreciation rights and performance-based stock options that were triggered by our IPO.

(4)	Represents costs for severance compensation paid to employees whose positions have been eliminated or who have been terminated not for cause.
(5)

Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.

(6)	Reflects charges to increase the reserve for environmental claims from a predecessor company.
(7)	Represents expenses related to the IPO and refinancing of our debt that were not eligible for capitalization.

The following tables present a reconciliation of our reported results to our non-GAAP Adjusted EBITDA basis for all periods presented:

	Three Months Ended December 31, 2018
	As Reported	Share-based compensation	Severance charges	Other operating expenses (1)	Adjusted
	(Unaudited, dollars in millions)
Cost of revenue:
Recurring services	$51.0	$0.4	$0.2	$—	$50.4
Professional services and other	33.5	0.2	0.3	—	33.0
Product development and management	15.7	0.2	—	—	15.5
Depreciation and amortization	8.6	—	—	—	8.6
Total cost of revenue	108.8	0.8	0.5	—	107.5
Sales and marketing	39.6	0.8	0.4	—	38.4
General and administrative	30.8	3.6	0.4	1.7	25.1
Other income, net	(0.4)	—	—	(0.4)	—
Operating profit	21.5	5.2	1.3	1.3	29.3
Depreciation and amortization	14.2	—	—	—	14.2
EBITDA from continuing operations	$35.7	$5.2	$1.3	$1.3	$43.5

(1)	Other operating expenses includes intercompany foreign exchange gain and restructuring consulting fees.

	Three Months Ended December 31, 2017
	As Reported	Share-based compensation	Severance charges	Other operating expenses (1)	Adjusted
	(Unaudited, dollars in millions)
Cost of revenue:
Recurring services	$51.0	$0.2	$0.5	$—	$50.3
Professional services and other	33.0	0.2	0.1	—	32.7
Product development and management	11.8	0.1	0.1	—	11.6
Depreciation and amortization	8.1	—	—	—	8.1
Total cost of revenue	103.9	0.5	0.7	—	102.7
Sales and marketing	35.0	0.4	0.4	—	34.2
General and administrative	27.0	2.4	0.2	0.4	24.0
Other expense, net	0.4	—	—	0.4	—
Operating profit	16.1	3.3	1.3	0.8	21.5
Depreciation and amortization	14.1	—	—	—	14.1
EBITDA from continuing operations	$30.2	$3.3	$1.3	$0.8	$35.6

(1)	Other operating expenses includes sponsor management fees, intercompany foreign exchange loss, and restructuring consulting fees.

	Year Ended December 31, 2018
	As Reported	Share-based compensation	Severance charges	Other operating expenses (1)	Adjusted
	(Unaudited, dollars in millions)
Cost of revenue:
Recurring services	$200.3	$2.1	$1.3	$—	$196.9
Professional services and other	132.2	1.2	1.0	—	130.0
Product development and management	59.0	1.1	0.1	—	57.8
Depreciation and amortization	34.3	—	—	—	34.3
Total cost of revenue	425.8	4.4	2.4	—	419.0
Sales and marketing	131.9	4.3	1.4	—	126.2
General and administrative	138.8	16.0	1.6	20.5	100.7
Other income, net	(2.9)	—	—	(2.9)	—
Operating profit	52.8	24.7	5.4	17.6	100.5
Depreciation and amortization	56.6	—	—	—	56.6
EBITDA from continuing operations	$109.4	$24.7	$5.4	$17.6	$157.1

(1)	Other operating expenses includes sponsor management fees, intercompany foreign exchange gain, restructuring consulting fees, and transaction costs.

	Year Ended December 31, 2017
	As Reported	Share-based compensation	Severance charges	Other operating expenses (1)	Adjusted
	(Unaudited, dollars in millions)
Cost of revenue:
Recurring services	$196.8	$1.0	$2.2	$—	$193.6
Professional services and other	135.8	1.1	0.9	—	133.8
Product development and management	43.6	0.7	0.7	—	42.2
Depreciation and amortization	31.3	—	—	—	31.3
Total cost of revenue	407.5	2.8	3.8	—	400.9
Sales and marketing	116.7	1.7	1.1	—	113.9
General and administrative	106.3	11.6	0.7	1.9	92.1
Other expense (income), net	7.3	—	—	7.4	(0.1)
Operating profit	33.0	16.1	5.6	9.3	64.0
Depreciation and amortization	53.8	—	—	—	53.8
EBITDA from continuing operations	$86.8	$16.1	$5.6	$9.3	$117.8

(1)	Other operating expenses includes sponsor management fees, intercompany foreign exchange loss (gain), and restructuring consulting fees.

	Year Ended December 31, 2016
	As Reported	Share-based compensation	Severance charges	Other operating expenses (1)	Adjusted
	(Unaudited, dollars in millions)
Cost of revenue:
Recurring services	$214.4	$2.0	$1.6	$—	$210.8
Professional services and other	115.6	—	1.7	—	113.9
Product development and management	43.3	0.8	1.4	—	41.1
Depreciation and amortization	23.1	—	—	—	23.1
Total cost of revenue	396.4	2.8	4.7	—	388.9
Sales and marketing	101.5	1.2	0.7	—	99.6
General and administrative	123.8	8.5	3.0	9.9	102.4
Other expense, net	12.9	—	—	12.7	0.2
Operating (loss) profit	(11.2)	12.5	8.4	22.6	32.3
Depreciation and amortization	53.2	—	—	—	53.2
EBITDA from continuing operations	$42.0	$12.5	$8.4	$22.6	$85.5

(1)	Other operating expenses includes sponsor management fees, intercompany foreign exchange loss, restructuring consulting fees, asset impairments, and environmental reserve charges.

The following tables present the retrospective impacts of the adoption of ASC 606 for all periods presented:

	Three Months Ended				Year Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
	(Unaudited, dollars in millions)
Revenue:
Recurring services	$(6.1)	$(6.5)	$(7.7)	$(7.2)	$(27.5)
Professional services and other	7.7	6.2	6.2	1.7	21.8
Total revenue	$1.6	$(0.3)	$(1.5)	$(5.5)	$(5.7)
Operating profit (loss)	$2.9	$2.3	$—	$(1.7)	$3.5

	Three Months Ended				Year Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017
	(Unaudited, dollars in millions)
Revenue:
Recurring services	$(6.0)	$(6.7)	$(6.1)	$(5.8)	$(24.6)
Professional services and other	6.8	7.4	8.6	7.2	30.0
Total revenue	$0.8	$0.7	$2.5	$1.4	$5.4
Operating profit	$1.9	$2.5	$4.7	$4.5	$13.6

The following table presents our financial results reflecting the adoption of ASC 606 retrospectively for the periods presented:

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(Unaudited, dollars in millions)
Revenue:
Recurring services
Cloud	$113.1	$103.5	$99.2	$99.9	$89.4	$79.9	$71.8	$70.5
Bureau	51.4	46.0	50.9	61.0	65.1	59.6	62.3	75.3
Total recurring services	164.5	149.5	150.1	160.9	154.5	139.5	134.1	145.8
Professional services and other
Cloud	29.8	28.2	28.1	27.0	28.1	25.7	23.2	21.3
Bureau	0.5	0.4	0.8	0.9	1.2	0.8	0.9	1.1
Total professional services and other	30.3	28.6	28.9	27.9	29.3	26.5	24.1	22.4
Total revenue	194.8	178.1	179.0	188.8	183.8	166.0	158.2	168.2
Cost of revenue:
Recurring services
Cloud	38.5	35.4	34.1	33.1	34.6	31.4	30.2	28.9
Bureau	12.5	13.7	15.4	17.6	16.4	17.0	17.9	20.4
Total recurring services	51.0	49.1	49.5	50.7	51.0	48.4	48.1	49.3
Professional services and other	33.5	32.5	33.4	32.8	32.4	34.3	34.3	34.0
Product development and management	15.7	14.5	15.1	13.7	11.8	11.0	10.0	10.8
Depreciation and amortization	8.6	8.5	8.5	8.7	8.1	8.0	7.6	7.6
Total cost of revenue	108.8	104.6	106.5	105.9	103.3	101.7	100.0	101.7
Gross profit	86.0	73.5	72.5	82.9	80.5	64.3	58.2	66.5
Costs and expenses:
Selling, general, and administrative	66.6	57.9	81.5	55.5	59.5	50.7	52.8	52.6
Other (income) expense, net	(0.4)	0.3	—	(2.8)	0.4	3.8	2.0	1.1
Operating profit (loss)	$19.8	$15.3	$(9.0)	$30.2	$20.6	$9.8	$3.4	$12.8

Adjusted EBITDA	$41.8	$36.4	$35.9	$46.5	$40.1	$33.1	$25.1	$33.1

The following table presents a reconciliation of our results reflecting adoption of ASC 606 to our non-GAAP Adjusted EBITDA basis retrospectively for all periods presented:

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(Unaudited, dollars in millions)
Operating profit (loss)	$19.8	$15.3	$(9.0)	$30.2	$20.6	$9.8	$3.4	$12.8
Depreciation and amortization	14.2	14.3	14.2	13.9	14.1	13.6	13.0	13.1
EBITDA from continuing operations (1)	34.0	29.6	5.2	44.1	34.7	23.4	16.4	25.9
Sponsorship management fees (2)	—	—	11.5	0.5	0.4	0.5	0.5	0.5
Intercompany foreign exchange (gain) loss	(0.4)	0.3	—	(2.8)	0.4	4.1	2.1	0.8
Share-based compensation (3)	5.2	4.8	12.0	2.7	3.3	4.3	4.3	4.2
Severance charges (4)	1.3	1.1	1.1	1.9	1.3	0.8	1.6	1.9
Restructuring consulting fees (5)	1.7	0.6	2.4	0.1	—	—	0.2	(0.2)
Transaction costs (6)	—	—	3.7	—	—	—	—	—
Adjusted EBITDA	$41.8	$36.4	$35.9	$46.5	$40.1	$33.1	$25.1	$33.1
Adjusted EBITDA margin	21.5%	20.4%	20.1%	24.6%	21.8%	19.9%	15.9%	19.7%

(1)	We define EBITDA from continuing operations as net income or loss before interest, taxes, depreciation and amortization, and net income or loss from discontinued operations.
(2)

Represents expenses related to management, monitoring, consulting, transaction, and advisory fees and related expenses paid to the affiliates of our Sponsors pursuant to the management agreement with THL Managers VI, LLC and Cannae Holdings, LLC. In April 2018, the management agreements terminated upon consummation of our initial public offering (“IPO”). Upon termination, the management agreements provided that we pay a termination fee equal to the net present value of the management fee for a seven-year period, which was $11.3 million.

(3)

Share-based compensation expense during the quarter ended June 30, 2018, includes $8.1 million of expense recognized upon meeting the performance criteria of stock appreciation rights and performance-based stock options that were triggered by our IPO.

(4)	Represents costs for severance compensation paid to employees whose positions have been eliminated or who have been terminated not for cause.
(5)

Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.

(6)	Represents expenses related to the IPO and refinancing of our debt that were not eligible for capitalization.

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

Jeremy Johnson

Vice President, Finance and Investor Relations

Ceridian HCM Holding Inc.

1-844-829-9499

investors@ceridian.com

Public Relations

Teri Murphy

Director, Corporate Communications

Ceridian HCM Holding Inc.

1-647-417-2117

teri.murphy@ceridian.com